                                                                     EXHIBIT 11

                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K, Item 601(b)(11) and APB Opinion No. 15.

                                                                   Three Months Ended                   Nine Months Ended
                                                          -----------------------------------  ----------------------------------
                                                           September 28,        September 30,     September 28,   September 30,
                                                                1996              1995              1996              1995
                                                          -----------------  ----------------  ----------------  ----------------
Net earnings                                              $        14,800             6,629            36,533            16,555
                                                          ================   ================  ================  ================

Weighted average common and common
  equivalent shares outstanding:

    Weighted average common shares outstanding                     34,392            33,017            34,074            32,698

    Add weighted average common equivalent
      shares - options to purchase common shares, net                 431               977               405             1,111
                                                          ----------------   ----------------  ----------------  ----------------

Weighted average common and common
  equivalent shares outstanding                           $        34,823            33,994            34,479            33,809
                                                          ================   ================  ================  ================

Earnings per common and common
  equivalent share                                        $          0.43              0.20              1.06              0.49
                                                          ================   ================  ================  ================